Exhibit 99.3
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

)
In the Matter of	)
	)	STIPULATION AND CONSENT
FRANKLIN BANK, S.S.B.	)	TO THE ISSUANCE OF AN ORDER
HOUSTON, TEXAS	)	TO CEASE AND DESIST
)
)
(Insured State Savings Bank))		FDIC-08-297b
)

     Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) by the Federal Deposit Insurance Corporation (“FDIC”), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and Franklin Bank, S.S.B., Houston, Texas (“Bank”) as follows:
     (1) The Bank has been advised of its right to the issuance and service of a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law and regulations alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b) and the Bank has waived those rights.
     (2) The Bank, solely for the purpose of this proceeding and without admitting or

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denying any of the charges of unsafe or unsound banking practices and violations of law and/or regulations, hereby consents and agrees to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC. The Bank further stipulates and agrees that such ORDER shall be deemed to be a final ORDER and that said ORDER shall become effective upon issuance of the ORDER and shall be fully enforceable by the FDIC pursuant to the provisions of section 8(i) of the Act, 12 U.S.C. § 1818(i), subject only to the condition set forth in paragraph 3 of this CONSENT AGREEMENT.
     (3) Solely for the purpose of this proceeding, the Bank hereby waives:
(a)	The issuance and service of a NOTICE OP CHARGES AND OF HEARING;

(b)	All defenses to the alleged charges in the NOTICE OF CHARGES AND OF HEARING;

(c)	A hearing for the purpose of taking evidence on such alleged charges;

(d)	The filing of PROPOSED FINDINGS OF FACT ANT) CONCLUSIONS OF LAW;

(e)	A RECOMMENDED DECISION of an Administrative Law Judge;

(f)	The filing of exceptions and briefs with respect to such RECOMMENDED DECISION; and

(g)	Review of the ORDER by any Federal agency or court.
     (4) In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action will be taken by the FDIC to enforce said ORDER in the
United States District Court, unless the Bank or any institution-affiliated party has violated or is

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about to violate any provision of the ORDER.
     Dated this 4th day of November, 2008.

	FEDERAL DEPOSIT INSURANCE CORPORATION		FRANKLIN BANK, S.S.B.
	LEGAL DIVISION		HOUSTON, TEXAS

By:	/s/ Jose Romanach	By:	/s/ Robert A. Perro

	Jose Romanach Counsel		Robert A. Perro

CONCUR:

TEXAS DEPARTMENT OF SAVINGS AND MORTGAGE LENDING

By:	/s/ Douglas B. Foster

Douglas B. Foster
Commissioner
State of Texas

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FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

)
In the Matter of	)
)
FRANKLIN BANK, S.S.B.	)
HOUSTON, TEXAS	)	ORDER TO CEASE AND DESIST
)
	)	FDIC-08-297b
)
(Insured State Savings Bank))
)

     Franklin Bank, S.S.B., Houston, Texas (“Bank”), through its board of directors, having been advised of its right to the issuance and service of a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law and regulations alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with counsel for the Federal Deposit Insurance Corporation (“FDIC”) and a representative of the Texas Department of Savings and Mortgage Lending (“State”) dated November 4, 2008, whereby, solely for the purpose of this proceeding and without any person admitting or denying the alleged charges of unsafe or unsound banking practices and violation of law and regulations, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC.
     The FDIC and the State considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices and had violated laws and regulations. The FDIC, therefore, accepted the CONSENT AGREEMENT and issued the following:
ORDER TO CEASE AND DESIST
     IT IS ORDERED, that the Bank, institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), of the Bank and its successors and assigns, cease and desist from the following unsafe or unsound banking practices and violations of laws and/or regulations:
1.	Operating the Bank with an inadequate level of capital protection for the kind and quality of assets held by the Bank.

2.	Operating the Bank without adequate liquidity or proper regard for funds management in light of the Bank’s asset and liability mix.

3.	Operating the Bank with an excessive level of poor quality and of adversely classified assets.

4.	Failing to provide an adequate allowance for loan and lease losses for the volume, kind and quality of loans and leases held.

5.	Operating the Bank with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits.

6.	Operating the Bank without adequate supervision and direction by the Bank’s board of directors over the management of the Bank to prevent unsafe and unsound banking practices and violations of laws or regulations.

7.	Operating the Bank in violation of applicable Federal laws and regulations.

8.	Operating the Bank with a heavy reliance on short-term potentially volatile deposits as a source for funding longer-term investments.

9.	Creating concentrations of credit.

10.	Failing to accurately reflect the condition of the Bank in published statements and Consolidated Reports of Condition and Income.

11.	Failing to maintain accurate books and records.

12.	Failing to maintain the general ledger properly.

13.	Operating the Bank with inadequate earnings to fund growth, support dividend payments and augment capital.

14.	Operating the Bank with inadequate internal review policies or procedures.

15.	Operating the Bank with excessive level of interest rate risk.

16.	Operating the Bank without an adequate Compliance Program containing adequate policies and procedures, adequate training, and adequate monitoring.
     This ORDER is entered solely for purposes of this proceeding. No person admits or denies the above charges of alleged unsafe or unsound banking practices or violations of law or regulations.
     IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties and its successors and assigns take affirmative action as follows:
CAPITAL
     1. (a) Within 30 days after the effective date of this ORDER, the Bank shall increase and maintain its Capital by an amount, after establishing an Allowance for Loan and Lease Losses, that results in Tier 1 Capital equal to or greater than 8 percent of Total Assets and results in Total Risk-Based Capital equal to or greater than 12 percent of Total Risk-Weighted Assets. The necessary actions to recapitalize the Bank and to increase the Bank’s Tier 1 Capital and Total Risk-Based Capital necessary to meet the required capital ratios required by this

ORDER may be accomplished by, but not limited to, the following:
(1)	The sale of securities in the form of common stock; or

(2)	The direct contribution of cash subsequent to July 14, 2008, by the directors and shareholders of the Bank or by the Bank’s holding company; or

(3)	The acceptance of an offer to be acquired by a depository institution holding company, subject to Federal and State regulatory approval; or

(4)	The acceptance of an offer to be acquired by an FDIC insured depository institution, subject to Federal and State regulatory approval; or

(5)	The acceptance of an offer to be acquired by a third party, subject to Federal and State regulatory approval; or

(6)	Receipt of an income tax refund or the capitalization subsequent to July 14, 2008, of a bona fide tax refund certified as being accurate by a certified public accounting firm; or

(7)	Any other method approved by the Regional Director of the FDIC’s Dallas Region (“Regional Director”) and the Commissioner of the Texas Department of Savings and Mortgage Lending (“Commissioner”).
          (b) Subsequently, if the ratios of Tier 1 Capital and/or Total Risk-Based Capital are less than 8 percent and 12 percent, respectively, as determined by the FDIC or the

State, the Bank shall take the necessary action, within 30 days after receipt of a written notice of the capital deficiency from the Regional Director and the Commissioner, to increase its Tier 1 Capital and/or Total Risk-Based Capital by an amount sufficient to bring the Tier I Capital ratio to 8 percent and/or the Total Risk-Based Capital ratio to 12 percent.
          (c) If all or part of the increase in Tier 1 Capital and/or Total Risk-Based Capital required by this ORDER is to be accomplished by the sale of new securities, the Bank’s board of directors shall adopt and implement a plan for the sale of such additional securities, including soliciting proxies and the voting of any shares or proxies owned or controlled by them in favor of the plan. Should the implementation of the plan involve a public distribution of the Bank’s securities (including a distribution limited only to the Bank’s existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan, and in any event, not less than five (5) days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Accountant and Securities Disclosure Section, Washington, D.C. 20429, for review. Any changes requested to be made in the plan or the materials by the FDIC shall be made prior to their dissemination. If the increase in Tier 1 Capital and/or Total Risk-Based Capital is to be provided by the sale of non-cumulative perpetual preferred stock, then all terms and conditions of the issue shall be presented to the Regional Director and the Commissioner for prior approval.
          (d) In complying with the provisions of this ORDER and until such time as any such public offering is terminated, the Bank shall provide to any subscriber and/or purchaser of the Bank’s securities written notice of any planned or existing development or other change which is materially different from the information reflected in any offering materials used in connection with the sale of the Bank’s securities. The written notice required by this paragraph shall be furnished within 10 days after the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber who received or was tendered the information contained in the Bank’s original offering materials.
          (e) In addition to the requirements of subparagraphs (a) and (b), the Bank shall comply with the FDIC’s Statement of Policy on Risk-Based Capital found in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, App. A.
          (f) For the purposes of this ORDER, the terms “Allowance for Loan and Lease Losses,” “Tier 1 Capital,” and “Total Risk-Based Capital” shall be as defined in Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325.
LIQUIDITY/ASSET/LIABILITY MANAGEMENT
     2. (a) Immediately upon the effective date of the ORDER, the Bank shall take the necessary action to improve liquidity to a level sufficient to meet the Bank’s liquidity needs.
          (b) Within 30 days after the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and the Commissioner for review and comment a written plan addressing liquidity, the Bank’s relationship of volatile liabilities to temporary investments, rate sensitivity objectives and asset/liability management. Annually thereafter, while this ORDER is in effect, the Bank shall review this plan for adequacy and, based upon such review, shall make necessary revisions to the plan to strengthen funds, management procedures and to maintain adequate provisions to meet the Bank’s liquidity needs. The initial plan shall include, at a minimum, provisions:
(1)	Requiring the total loan to total deposits ratio shall be monitored on a monthly basis and maintained at a level consistent with safe and sound banking practices;

(2)	Establishing a reasonable range for its net non-core funding ratio as computed in the Uniform Bank Performance Report;

(3)	Identifying the source and use of borrowed and/or volatile funds;

(4)	Establishing lines of credit at correspondent banks, including the Federal Reserve Bank of Dallas or the Federal Home Loan Bank Board, that would allow the Bank to borrow funds to meet depositor demands if the Bank’s other provisions for liquidity proved to be inadequate;

(5)	Requiring the retention of securities and/or other identified categories of investments that can be liquidated within one day in amounts sufficient (as a percentage of the Bank’s total assets) to ensure the maintenance of the Bank’s liquidity posture at a level consistent with short- and long-term liquidity objectives;

(6)	Establishing a minimum liquidity ratio and defining how the ratio is to be calculated;

(7)	Establishing contingency plans by identifying alternative courses of action designed to meet the Bank’s liquidity needs;

(8)	Addressing the use of borrowings (for example, seasonal credit needs, match funding mortgage loans, etc.) and providing for reasonable maturities commensurate with the use of the borrowed funds; addressing concentration of funding sources; and addressing pricing and collateral requirements with specific allowable funding channels (for example, brokered deposits, internet deposits, Fed funds purchased and other correspondent borrowings); and
(9)	Establishing procedures for managing the Bank’s sensitivity to interest rate risk which comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996), and the Supervisory Policy Statement on Investment Securities and End-user Derivative Activities (April 23, 1998).
          (b) Within 30 days from the receipt of all such comments from the Regional Director and the Commissioner, and after revising the plan as necessary, the Bank shall adopt the plan, which adoption shall be recorded in the minutes of a board of directors’ meeting. Thereafter, the Bank shall implement the plan.
DIVIDEND RESTRICTION
     3. As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and the Commissioner.
CHARGE-OFF AND REDUCTION OF CLASSIFIED ASSETS
     4. (a) Within 60 days after the effective date of this ORDER, the Bank shall, to the extent that it has not previously done so, eliminate from its books, by charge-off or collection, all assets or portions of assets classified Loss and one-half of the assets classified Doubtful by the FDIC or the State as a result of the examination of the Bank on July 14, 2008, as identified on documentation provided to the Bank by the FDIC on November 4, 2008. The

Bank shall not rebook such loans without the prior written consent of the Regional Director and the Commissioner. Elimination or reduction of these assets through proceeds of loans made by the Bank shall not be considered “collection” for the purpose of this paragraph.
          (b) Within 60 days after the effective date of this ORDER, the Bank shall submit a written plan to the Regional Director and the Commissioner to reduce the remaining assets classified Doubtful and Substandard as a result of the examination of the Bank on July 14, 2008, as identified on documentation provided to the Bank by the FDIC on November 4, 2008. The plan shall address each asset so classified, with a book value exceeding $3,000,000 and provide the following:
(1)	The name under which the asset is carried on the books of the Bank;

(2)	Type of asset;

(3)	Actions to be taken in order to reduce the classified asset; and

(4)	Timeframes for accomplishing the proposed actions.
     The plan shall also include, at a minimum:
(1)	An analysis of the financial position of each such borrower, including the source of repayment, repayment ability, and alternate repayment sources; and

(2)	An evaluation of the available collateral for each such credit, including possible actions to improve the Bank’s collateral position.
     In addition, the Bank’s plan shall contain a schedule detailing the projected reduction of total classified assets on a quarterly basis. Further, the plan shall contain a provision requiring the submission of monthly progress reports to the Bank’s board of directors and a provision mandating review by the Bank’s board of directors.
          (c) The Bank shall present the plan to the Regional Director and the Commissioner for review. Within 30 days after the Regional Director’s and the Commissioner’s response, the plan, including any requested modifications or amendments, shall be adopted by the Bank’s board of directors. The Bank shall then immediately initiate measures detailed in the plan to the extent such measures have not been initiated.
          (d) For purposes of the plan, the reduction of adversely classified assets as of July 14, 2008, may be accomplished by:
(1)	Charge-off;

(2)	Collection; or

(3)	Sufficient improvement in the quality of adversely classified assets so as to warrant removing any adverse classification, as determined by the FDIC or the State.
          (e) While this ORDER is in effect, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified Loss as determined at any future examination conducted by the FDIC or the State.
MAINTENANCE OF ALLOWANCE FOR LOAN AND LEASE LOSSES
     5. (a) Within 60 days from the effective date of this ORDER, the Bank shall make a provision which will replenish the Allowance for Loan and Lease Losses (“ALLL”) for the loans charged off as a result of the joint FDIC and State examination of the Bank started on July 14, 2008, as identified on documentation provided to the Bank by the FDIC on November 4, 2008, and reflect the potential for further losses in the remaining loans or leases classified

“Substandard” and “Doubtful” at the referenced joint examination of the Bank, as well as, all other loans and leases in its portfolio. Prior to filing the Call Report, the Bank’s board of directors shall review the adequacy of the Bank’s ALLL. Such reviews shall include, at a minimum, the Bank’s loan loss experience, an estimate of potential loss exposure in the portfolio, trends of delinquent and non-accrual loans and prevailing and prospective economic conditions. The minutes of the Bank’s board of directors’ meetings at which such reviews are undertaken shall include complete details of the reviews and the resulting recommended ALLL.
          (b) Within 30 days after the effective date of this ORDER, the Bank shall amend Consolidated Reports of Condition and Income filed with the FDIC on or after December 31, 2007, and amend said reports to accurately reflect the financial condition of the Bank as of the date of each such report. In particular, such reports shall contain a reasonable ALLL. Reports filed after the effective date of this ORDER shall also accurately reflect the financial condition of the Bank as of the reporting date.
          (c) Within 60 days after the effective date of this ORDER, the Bank must use Financial Accounting Standards Board Statements Numbers 5 and 114 for determining the Bank’s allowance for loan and lease losses reserve adequacy. Provisions for loan losses must be based on the inherent risk in the Bank’s loan portfolio. The directorate must document with written reasons any decision not to require provisions for loan losses in the board minutes.
BANK MANAGEMENT
     6. (a) Within 30 days after the effective date of this ORDER, the Bank shall retain a bank consultant acceptable to the Regional Director and the Commissioner. The consultant shall develop a written analysis and assessment of the Bank’s management and staffing needs (“Management Plan”) for the purpose of providing qualified management for the

Bank.
          (b) The Bank shall provide the Regional Director and the Commissioner with a copy of the proposed engagement letter or contract with the consultant for review before it is executed. The contract or engagement letter, at a minimum, should include:
(1)	A description of the work to be performed under the contract or engagement letter;

(2)	The responsibilities of the consultant;

(3)	An identification of the professional standards covering the work to be performed;

(4)	Identification of the specific procedures to be used when carrying out the work to be performed;

(5)	The qualifications of the employee(s) who are to perform the work;

(6)	The time frame for completion of the work;

(7)	Any restrictions on the use of the reported findings; and

(8)	A provision for unrestricted examiner access to work papers.
          (c) The Management Plan shall be developed within 60 days after the effective date of this ORDER. The Management Plan shall include, at a minimum:
(1)	Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the Bank;

(2)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

(3)	Evaluation of all Bank officers and staff members to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition; and

(4)	A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified in the Management Plan.
          (d) The Management Plan shall be submitted to the Regional Director and the Commissioner for review and comment upon its completion. Within 30 days from the receipt of any comments from the Regional Director and the Commissioner, and after the adoption of any recommended changes, the Bank shall approve the Management Plan, and record its approval in the minutes of the board of directors’ meeting. Thereafter, the Bank, its directors, officers, and employees shall implement and follow the Management Plan and/or any subsequent modification.
BOARD PARTICIPATION
     7. Within 60 days from the effective date of this ORDER, the Bank’s Board of Directors shall approve sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of banks of comparable size. This participation shall include meetings to be held no less frequently than monthly. The board shall develop a system of reports and thresholds for review and approval of, at a minimum, the following areas: reports of income and expenses; new, overdue, renewal, insider, charged-off, and recovered loans; investment activity; operating policies; and individual committee actions. The Bank’s Board minutes shall document these reviews and approvals, including the nature of any dissenting directors.
CORRECTION OF VIOLATIONS
     8. (a) Within 60 days after the effective date of this ORDER, the Bank shall eliminate and/or correct all apparent violations of law and regulation noted during the joint FDIC and State examination of the Bank started on July 14, 2008, as identified on documentation provided to the Bank by the FDIC on November 3, 2008.
          (b) Within 60 days after the effective date of this ORDER, the Bank shall implement procedures to ensure future compliance with all applicable laws and regulations.
          (c) Within 60 days after the effective date of this ORDER, the Bank shall address any contraventions of policy noted during the joint FDIC and State examination of the Bank started on July 14, 2008.
BROKERED DEPOSITS
     9. (a) Upon the effective date of this ORDER, the Bank shall not increase the amount of brokered deposits above the amount outstanding on that date.
          (b) Within 10 days after the effective date of this ORDER, the Bank shall submit to the Regional Director and the Commissioner a written plan for eliminating its reliance on brokered deposits. The plan should contain details as to the current composition of brokered deposits by maturity and explain the means by which such deposits will be paid. Within 30 days after the response by the Regional Director and by the Commissioner, the plan, including any requested modifications or amendments, shall be adopted by the Bank’s board of directors. The Bank shall then initiate measures detailed in the plan to the extent such measures have not been initiated. For purposes of this ORDER, brokered deposits are defined as described in section 337.6(a)(2) of the FDIC’s Rules and Regulations to include any deposits funded by third party agents or nominees for depositors, including deposits managed by a trustee or custodian when each individual beneficial interest is entitled to or asserts a right to federal deposit insurance.
EXTERNAL AUDITS
     10. (a) Within 60 days after the effective date of this ORDER, the Bank shall cause an external audit of its financial statements and a review of its internal controls to be performed by an independent public accounting firm acceptable to the Regional Director and the Commissioner.
          (b) The Bank shall provide the Regional Director and the Commissioner with a copy of the proposed engagement letter with the accounting firm for review before it is executed. The engagement letter, at a minimum, should include:
(1)	A description of the work to be performed under the engagement letter;

(2)	The responsibilities of the accounting firm;

(3)	An identification of the professional standards covering the work to be performed;

(4)	Identification of the specific procedures to be used when carrying out the work to be performed;

(5)	The qualifications of the employee(s) who are to perform the work;

(6)	The time frame for completion of the work;

(7)	Any restrictions on the use of the reported findings; and

(8)	A provision for unrestricted examiner access to work papers.
          (c) While this ORDER is in effect, the Bank shall forward copies of any external audit reports it receives to the Regional Director and the Commissioner within 10 days from the Bank’s receipt of such reports.
REDUCTION OF CONCENTRATIONS
     11. (a) Within 60 days after the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and the Commissioner for review and comment a written plan to reduce each of the loan concentrations of credit identified during the joint FDIC and State examination of the Bank started on July 14, 2008, as identified on documentation provided to the Bank by the FDIC on November 3, 2008. Such plan shall prohibit any additional advances that would increase the concentrations or create new concentrations and shall include, but not be limited to:
(1)	Dollar levels to which the Bank shall reduce each concentration; and

(2)	Provisions for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
          (b) For purposes of the plan, “reduce” means to:
(1)	Charge-off;

(2)	Collect; or

(3)	Increase Tier 1 Capital.
          (c) After the Regional Director and the Commissioner have responded to the plan, the Bank’s board of directors shall adopt the plan as amended or modified by the Regional Director and the Commissioner. The plan shall be implemented immediately to the extent that the provisions of the plan are not already in effect at the Bank.
STRATEGIC PLAN
     12. (a) Within 60 days after the effective date of this ORDER, the Bank shall formulate and adopt a comprehensive strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components.
          (b) The written strategic plan shall address, at a minimum:
(1)	Strategies for pricing policies and asset/liability management;

(2)	Plans for sustaining adequate liquidity, including back-up lines of credit to meet any unanticipated deposit withdrawals;

(3)	Goals for reducing problem loans;

(4)	Plans for attracting and retaining qualified individuals to fill vacancies in the lending and accounting functions;

(5)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings;

(6)	Formulation of a mission statement and the development of a strategy to carry out that mission.

          (c) Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s board of directors shall evaluate the Bank’s performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
          (d) The strategic plan required by this ORDER shall be revised and submitted to the Regional Director and the Commissioner for review and comment 30 days after the end of each calendar year for which this ORDER is in effect. Within 30 days of receipt of all such comments from the Regional Director and the Commissioner, and after consideration of all such comments, the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors’ meeting. Thereafter, the Bank shall implement the revised plan.
INTERNAL AUDIT CONTROL PROGRAM
     13. (a) Within 60 days after the effective date of this ORDER, the Bank’s board of directors shall implement an effective program for internal audit and control. The audit program shall provide procedures to test the validity and reliability of operating systems, procedural controls, and resulting records, and shall comply with the Interagency Policy Statement on the Internal Audit Function and its Outsourcing. The internal auditor shall report quarterly to the Bank’s board of directors. The report and any comments made by the directors regarding the internal auditor’s report shall be noted in the minutes of the Bank’s board of directors’ meeting.
          (b) The audit program shall also:
(1)	Provide for sufficient transactional testing, as appropriate, for all areas of significant compliance risk;

(2)	Identify the causes that resulted in the violations of law or exceptions noted in the reviews or audits with sufficient information to provide management direction in formulating corrective action; and

(3)	Consider all applicable relationships with third parties providing relevant services for, acting on behalf of, or entering into agreements with the institution, specifically as those relationships relate to the adherence with consumer laws and regulations, including fair lending.
INTEREST RATE RISK
     14. (a) Within 60 days after the effective date of the ORDER, the Bank shall develop, adopt, and implement an interest rate risk policy and procedures that shall include, at a minimum:
(1)	Measures designed to control the nature and amount of interest rate risk the Bank takes including those that specify risk limits and define lines of responsibilities and authority for managing risk;

(2)	A system for identifying and measuring interest rate risk;

(3)	A system for monitoring and reporting risk exposures; and

(4)	A system of internal controls, review, and audit to ensure the integrity of the overall risk management process.
COMPLIANCE PROGRAM
     15. (a) Within 60 days after the effective date of this ORDER, the Bank shall develop and implement with respect to its consumer compliance responsibilities policies and procedures that include each of the elements of an adequate Compliance Management System, including at a minimum, effective guidance and control over:
(1)	All applicable relationships with third parties providing relevant services for, acting on behalf of, or entering into agreements with the institution, specifically those relationships relating to the adherence with consumer laws and regulations, including fair lending;

(2)	Document filing and retention procedures, including those required of third parties;

(3)	Marketing literature and advertising;

(4)	The residential function, specific to the subprime borrower market, purchased loans and brokered loans. The Bank shall familiarize itself with the Financial Institution Letter (FIL – 89-2006) regarding Interagency Guidance on Nontraditional Mortgage Product Risks; and

(5)	All communications with consumers, including advertisements, oral statements, and promotional materials, so that they provide clear and balanced information about the relative benefits and risks of the products, and that such communications shall be provided in a timely manner to assist consumers in the product selection process, not just upon submission of an application or at the consummation of the loans.

          (b) The Bank shall submit the foregoing policies to the Regional Director and the Commissioner for comment. After the Regional Director and the Commissioner have responded to the policies, the Bank’s board of directors shall adopt the policies as amended or modified by the Regional Director and the Commissioner. The policies will be implemented immediately to the extent that they are not already in effect at the Bank.
BOARD OF DIRECTORS REVIEW
     16. Within 30 days after the effective date of this ORDER, and not less than monthly thereafter, the Bank’s board of directors shall review compliance with the provisions of this ORDER. A summary of compliance with each provision and discussions related to the review of the ORDER shall be included in the minutes of the Bank’s board of directors meeting.
NOTIFICATION TO SHAREHOLDERS
     17. Following the effective date of this ORDER, the Bank shall send to its shareholders or otherwise furnish a description of this ORDER (1) in conjunction with the Bank’s next shareholder communication, and (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting & Securities Unit, 550 17th Street, N.W., Room F-6043, Washington, D.C. 20429, and to the State, Texas Department of Savings and Mortgage Lending, 2601 North Lamar, Suite 201, Austin, TX 78705, for review at least 20 days prior to dissemination to shareholders. Any changes requested to be made by the FDIC or the Commissioner shall be made prior to dissemination of the description, communication, notice, or statement.

PROGRESS REPORTS
     18. The Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports shall be received by the Regional Director and the Commissioner no later than 30 calendar days after the end of each calendar quarter (January 30, April 30, July 30, and October 30 of each calendar year). Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making further reports.
     The provisions of this ORDER shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Bank.
     The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC.
This ORDER shall become effective on its issuance by the FDIC.
Pursuant to delegated authority.
Dated this 4th day of November, 2008.

/s/ Thomas J. Dujenski
Thomas J. Dujenski
Regional Director Dallas Region Division of Supervision and Consumer Protection Federal Deposit Insurance Corporation